As filed with the Securities and Exchange Commission on March 18, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Acorda Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3831168
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

15 Skyline Drive Hawthorne, New York	10532
(Address of Principal Executive Offices)	(Zip Code)

2006 Employee Incentive Plan

(Full Title of the Plan)

Ron Cohen, M.D.

Chief Executive Officer

15 Skyline Drive

Hawthorne, New York 10532

(Name and Address of Agent For Service)

(914) 347-4300

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☒	Accelerated ☐
Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
2006 Employee Incentive Plan, Common Stock, $0.001 par value per share	1,321,723 shares	$25.96	(2)	$34,305,320	(2)	$1,914.24

(1)  In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)  Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and 457(c) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of the average of the high and low prices of the Registrant’s common stock on March 13, 2009, as reported on the NASDAQ Global Market.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an aggregate of 1,321,723 shares of common stock of the Registrant to be issued pursuant to the Registrant’s 2006 Employee Incentive Plan (the “Plan”). The shares being registered hereunder represent the number of shares by which the Plan was automatically increased on January 1, 2009, as provided by the terms of the Plan.

Item 3.    INCORPORATION BY REFERENCE

Pursuant to General Instruction E to Form S-8, the contents of the Registrant’s Registration Statements on Form S-8 (File Nos. 333-131846 and 333-149726), filed with the Securities and Exchange Commission on February 14, 2006 and March 14, 2008, respectively, are incorporated by reference.

Item 8.    EXHIBITS.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hawthorne, New York on this 18th day of March, 2009.

ACORDA THERAPEUTICS, INC.

By:	/s/ Ron Cohen
Ron Cohen, M.D.
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Acorda Therapeutics, Inc., hereby severally constitute and appoint Ron Cohen and David Lawrence, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Acorda Therapeutics, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ron Cohen	President, Chief Executive Officer and	March 18, 2009
Ron Cohen, M.D.	Director (Principal Executive Officer)

/s/ David Lawrence	Chief Financial Officer (Principal Financial Officer	March 18, 2009
David Lawrence	and Principal Accounting Officer)

/s/ Barry Greene	Director	March 18, 2009
Barry Greene

/s/ John P. Kelley	Director	March 18, 2009
John P. Kelley

/s/ Sandra Panem	Director	March 18, 2009
Sandra Panem, Ph.D.

/s/ Barclay A. Phillips	Director	March 18, 2009
Barclay A. Phillips

/s/ Lorin J. Randall	Director	March 18, 2009
Lorin J. Randall

/s/ Steven M. Rauscher	Director	March 18, 2009
Steven M .Rauscher, M.B.A.

/s/ Ian F. Smith	Director	March 18, 2009
Ian F. Smith

/s/ Wise Young	Director	March 18, 2009
Wise Young, Ph.D., M.D.

INDEX TO EXHIBITS

Number	Description

5.1	Opinion of Covington & Burling LLP, counsel to the Registrant

23.1	Consent of Covington & Burling LLP (included in Exhibit 5.1)

23.2	Consent of KPMG LLP

24.1	Power of Attorney (included on the signature pages of this registration statement)